EXHIBIT 99.1

Corridor Communications Corporation Announces the Immediate Resignation of Its CEO, Michael J Heil, and the Appointment of Alexander Walker Jr. to the Board of Directors

MIAMI BEACH, FL -- (MARKET WIRE) -- March 23, 2007 -- Corridor Communications Corporation (PINKSHEETS: CORR) announced today that at a board meeting held yesterday, Michael J Heil tendered his immediate resignation from his position as CEO. The company also announces the appointment of Alexander Walker Jr. to the Board of Directors.

Safe Harbor Statement

Caution Concerning Forward-Looking Statements by Corridor Communication Corporation.

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and factors affecting the integration of the businesses of Corridor Communication Corporation. More detailed information about these factors may be found in filings by Corridor Communication Corporation with the Securities and Exchange Commission, including their most recent annual reports on Form 10-KSB and quarterly reports on Form 10-QSB. Corridor Communication Corporation is under no obligation to, and expressly disclaims any such obligation to, update or alter their forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Corridor Communication Corporation - Miami Beach

Rolando Sablon

305-672-6344